EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-268265, No. 333-261182, No. 333-259857, No. 333-257142 and No. 333-217160 on Form S-8 and No. 333-255101 on Form F-3 of our reports dated April 7, 2023, with respect to the consolidated financial statements of EDAP TMS S.A. and subsidiaries, and the effectiveness of internal control over financial reporting.

Lyon, April 7, 2023

KPMG S.A.

Sara Claire Righenzi Hugon de Villers

Partner